UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2022

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 1, 2022, Tellurian Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”) pursuant to which the Investor agreed to purchase, and the Company agreed to issue and sell in a registered direct offering to the Investor (the “Offering”), $500,000,000 aggregate principal amount of senior secured convertible notes (the “Notes”) pursuant to an indenture (the “Base Indenture”) by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), and a first supplemental indenture (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and among the Company, the Trustee and the collateral agent named therein.

The Offering closed, and the Company entered into the Indenture, on June 3, 2022. Net proceeds from the Offering, after deducting the placement agent fees and offering expenses, were approximately $488.7 million. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-235793) and a prospectus supplement filed on June 1, 2022.

Securities Purchase Agreement

The SPA contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. Pursuant to the SPA, the Company has agreed to indemnify the Investor against certain liabilities. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The SPA also includes certain covenants that, among other things, limit the Company’s ability to issue certain types of securities for specified periods of time.

The foregoing description of the terms and conditions of the SPA does not purport to be complete and is qualified in its entirety by the full text of the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indentures

The Indenture governs the terms of the Notes, including with respect to the rights and duties of the Trustee (including in connection with an event of default under the Notes (as described below)), replacement of the Trustee, discharge of the Indenture, cancellation of the Notes, and amendment and modification of the Indenture or the Notes. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “TIA”), and contains customary provisions required under the TIA.

Key terms of the Notes and the Indenture are as follows:

Maturity Date:	May 1, 2025
Collateral:	The Notes are senior obligations of the Company secured by a pledge of the equity interests in the Company’s subsidiary Tellurian Production Holdings LLC (the “Collateral”).
Coupon:	6.00% per annum, paid quarterly in cash
Conversion Price:	The conversion rate for the Notes will be 174.703 shares of common stock of the Company per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $5.724 per share of common stock) (the “Conversion Price”), subject to adjustment in certain circumstances.
Investor Redemption:	On each of May 1, 2023 and May 1, 2024 (each a “Convertible Redemption Date”), the holders of the Notes may redeem up to $166,666,000 of the initial principal amount of the Notes at par, plus accrued and unpaid interest.

Other Redemptions at the Option of Holders:	Holders of the Notes may force the Company to redeem the Notes for cash upon (i) a fundamental change or (ii) an event of default, at the greater of (a) 115% of the principal amount of Notes then outstanding and (b) 115% of the product of (1) the conversion rate in effect on the trading day immediately preceding the redemption event, (2) the total principal amount of the applicable Notes then outstanding and (3) the average daily volume-weighted price per share of the common stock of the Company for 10 trading days prior to the redemption event, plus accrued and unpaid interest.
Forced Conversion:	The Company will force the holders of the Notes to convert all of the Notes if the trading price of its common stock closes above 200% of the Conversion Price for 20 consecutive trading days and certain other conditions are satisfied (the “Forced Conversion Trigger”).
Covenants:	The Indenture provides that the Company will be subject to certain affirmative and negative covenants, including (i) limitations on future indebtedness, excluding financing for the Company’s Driftwood Project, (ii) a minimum cash covenant of $100.0 million (provided, however, that if the holders have exercised their right to redeem any portion of the Notes in respect of a Convertible Redemption Date, the minimum cash covenant will decrease to $50.0 million for 30 days after the Convertible Redemption Date) and (iii) additional covenants limiting liens, investments, distributions/dividends/stock purchases, asset transfers, transactions with affiliates and restricted issuances.
Optional Redemption:	The Company may provide written notice to each holder of the Notes calling all of such holder’s Notes for a cash purchase price equal to 120% of the principal amount being redeemed, plus accrued and unpaid interest (the “Optional Redemption”), and each holder will have the right to accept or reject such Optional Redemption. Whether or not any holder accepts the offer of an Optional Redemption, upon the Company’s compliance with its redemption obligations to any holders accepting an Optional Redemption or upon all holders rejecting such offer, the Collateral shall be automatically released.
Events of Default:	Events of default under the Indenture include failures to pay amounts due under the Notes or convert the Notes when required, defaults in covenants, cross-payment default/acceleration of indebtedness in excess of $10,000,000, bankruptcy events, suspension from trading of the common stock of the Company on an eligible exchange and failure to timely file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Ownership Cap:	Notwithstanding anything in the Indenture to the contrary, no holder will be permitted to exercise conversion rights if doing so would result in it becoming the beneficial owner (as defined under Section 13(d) of the Exchange Act) of more than 4.99% of the shares of the Company (the “Ownership Cap”). If a Forced Conversion Trigger occurs that would result in a holder beneficially owning shares in excess of the Ownership Cap, the holder shall receive, in lieu of such excess shares, the right to receive such shares as and when they can be issued in compliance with the Ownership Cap.

The foregoing description of the terms and conditions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, the Base Indenture, and the First Supplemental Indenture, forms or copies of which are filed as Exhibits 4.3, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.03.

Item 7.01	Regulation FD Disclosure.

On June 1, 2022, the Company entered into placement agent agreements (each, a “Placement Agent Agreement”) with each of Roth Capital Partners, LLC and Citigroup Global Markets Inc. (the “Placement Agents”) in connection with the Offering. Pursuant to the Placement Agent Agreements, the Company agreed to (i) pay each Placement Agent a cash fee equal to 1.0% of the aggregate proceeds of the Offering, (ii) reimburse each Placement Agent for certain of its expenses, and (iii) indemnify the Placement Agent against certain liabilities. The Placement Agent Agreements also include customary representations of the Company, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the terms and conditions of the Placement Agent Agreements does not purport to be complete and is qualified in its entirety by the full text of the agreements, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On June 1, 2022, the Company issued a press release regarding the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Except for the information set forth in Exhibits 1.1 and 1.2, the information set forth in this Item 7.01 (including the information set forth in Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated as of June 1, 2022, by and between Tellurian Inc. and Roth Capital Partners, LLC
1.2	Placement Agent Agreement, dated as of June 1, 2022, by and between Tellurian Inc. and Citigroup Global Markets Inc.
4.1	Indenture, dated as of June 3, 2022, by and between Tellurian Inc., as issuer, and Wilmington Trust, National Association, as trustee
4.2	First Supplemental Indenture, dated as of June 3, 2022, by and among Tellurian Inc., as issuer, and Wilmington Trust, National Association, as trustee, and the collateral agent named therein, relating to the 6.00% Senior Secured Convertible Notes due 2025
4.3	Form of 6.00% Senior Secured Convertible Note due 2025 (included as Exhibit A to Exhibit 4.2)
5.1	Opinion of Kirkland & Ellis LLP
5.2	Opinion of Davis Graham & Stubbs LLP
10.1‡	Securities Purchase Agreement, dated as of June 1, 2022, by and between Tellurian Inc. and the investor named therein
99.1	Press release, dated as of June 1, 2022
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: June 3, 2022	By:	/s/ L. Kian Granmayeh
	Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer